EXHIBIT 24

                                POWER OF ATTORNEY

      KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below (each, a "Reporting Person") hereby constitutes and appoints Thomas J. Crotty, Christopher Hanson, Morgan M. Jones and Christopher Schiavo (collectively, the "Authorized Signatories"), and each of them, with full power to act without the other, such Reporting Person's true and lawful attorney-in-fact, with full power of substitution, to sign any and all reports, instruments, certificates and documents that may be necessary, desirable or appropriate to be executed by such Reporting Person in any and all capacities, including but not limited to his capacity as a director of MRU Holdings, Inc., with respect to such Reporting Person's ownership of, or transactions in, securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person, as a result of his relationship with the foregoing entity or with Battery Ventures VII, L.P. or Battery Investment Partners VII, LLC (collectively, the "Companies"), pursuant to Section 13 or
Section 16 of the Securities Exchange Act of 1934, as amended (together with any and all regulations promulgated thereunder, the "Exchange Act") (collectively, the "Reports"), and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Securities Act of 1933, as amended (together with any and all regulations promulgated thereunder, the "Act"), or the Exchange Act or by the By-laws of the National Association of Securities Dealers, Inc., granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing necessary, desirable or appropriate, fully to all intents and purposes as such Reporting Person might or could do in person, thereby ratifying and confirming all that said Authorized Signatories, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      The authority granted pursuant to this Power of Attorney shall continue with respect to each Reporting Person until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person's ownership of, or transactions in, the securities of the Companies, unless earlier revoked in writing. Each Reporting Person acknowledges that the Authorized Signatories are not assuming any of the Reporting Person's responsibilities to comply with the Act or the Exchange Act.


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      IN WITNESS WHEREOF,  this Power of Attorney has been signed as of the 24th day of November, 2008.


                                              /s/ Michael M. Brown
                                              ----------------------------------
                                              Michael M. Brown


                                              /s/ Sunil Dhaliwal
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                                              Sunil Dhaliwal